EXHIBIT 5(B)


                                          New York, New York
                                          July 29, 1999


          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

               As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof (the "Registration Statement") in connection with the proposed offering of $500,000,000 in principal amount of First Mortgage Bonds (the "New Bonds"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based upon the foregoing, we are of the opinion that the New Bonds, when sold in the manner contemplated in the Registration Statement, will be valid, legal and binding obligations of the Company, except as such may be limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and other creditors' rights generally and general principles of equity.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Opinions".

               We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel Hector & Davis LLP, West Palm Beach, Florida. As to all matters of New York law, Steel Hector & Davis LLP is authorized to rely upon this opinion as if it were addressed to it.

                                          Very truly yours,

                                          /s/ Thelen Reid & Priest LLP

                                          THELEN REID & PRIEST LLP